Exhibit 10.113


ASSIGNMENT AND SECURITY AGREEMENT


          This ASSIGNMENT AND SECURITY AGREEMENT (this "Security Agreement"), dated as of February 28, 1994 among SALTON SEA POWER GENERATION L.P., a California limited partnership ("SSPG"), SALTON SEA BRINE PROCESSING L.P., a California limited partnership ("SSBP"; together with SSPG, collectively, "Debtors"), jointly and severally, and CREDIT SUISSE, as lead agent ("Lead Agent"), on behalf of and for the benefit of the Secured Parties under the Credit Agreement (as defined below).

W I T N E S S E T H :

          WHEREAS, Debtors own three geothermal plants consisting of approximately 80 megawatts in Imperial County, California;

          WHEREAS, Debtors simultaneously herewith are entering into the Credit and Reimbursement Agreement, dated as of February 28, 1994 among (i) Debtors, (ii) Credit Suisse, The Fuji Bank, Limited, The Sumitomo Bank, Limited, Los Angeles Branch, The Bank Of Nova Scotia and Bank Of America National Trust and Savings Association and each additional lender from time to time party thereto (each of the lenders, individually, a "Lender", and, collectively, "Lenders"), (iii) Credit Suisse, as issuing bank ("Issuing Bank"), (iv) Credit Suisse, as Lead Agent for the Secured Parties and (v) The Fuji Bank, Limited as co-agent ("Co-Agent") (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), pursuant to which Lenders will make loans to Debtors and the Issuing Bank will issue, subject to the terms of the Credit Agreement, certain Letters of credit;

          WHEREAS, it is a condition precedent to the making of such loans by the Lenders and the issuance of such letters of credit by the Issuing Bank under the Credit Agreement that Debtors shall have granted the security interest contemplated by this Security Agreement to Lead Agent for the equal and ratable benefit of the Secured Parties to secure their obligations under the Credit Agreement and the other Loan Instruments;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in order to induce the Lenders to make such loans and the Issuing Bank to issue such letters of credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Definitions.

          For purposes of this Security Agreement and unless the context otherwise requires, all capitalized terms used herein which are defined in the Credit Agreement (and not otherwise defined herein) shall have their respective meanings as therein defined. All references to sections, schedules and exhibits in or to this Security Agreement are to sections, schedules and exhibits in or to this Security Agreement, unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. For purposes of this Security Agreement, all other terms used herein and not otherwise defined herein which are defined in Article 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code"), shall have their respective meanings as therein defined.

          2.   Creation of Security Interest.

          (a) As security for the full payment or performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations (as defined below) now existing or hereafter arising, Debtors hereby grant to and create in favor of Lead Agent, for the equal and ratable benefit of the Secured Parties, a lien on and first priority security interest (the "Security Interest") in all right, title and interest of Debtors in, to and under the following collateral, whether now existing or hereafter acquired (the "Collateral"):

          (A)  The following agreements:

              (i)    the Power Purchase Agreements;

             (ii)    the Plant Connection Agreements;

            (iii)    the Geothermal Sales Contracts;

             (iv)    the Joint Funding Agreement;

              (v)    the Funding Agreement;

             (vi)    the Ground Leases;

            (vii)    the Waste Disposal Agreement;

           (viii)    the Technology Transfer Agreement;

             (ix)    the Funding and Construction Agreement;

              (x)    the O&M Agreement;

             (xi)    the Easement Grant Deed;

            (xii)    the Service Agreement;

           (xiii)    the Partnership Agreements;

            (xiv)    the Transmission Service Agreements;

             (xv) the consent of each party (other than Debtors) to each of the Project Documents, where applicable, to the assignment thereof by Debtors to Lead Agent for the benefit of the Secured Parties;

            (xvi)    the Insurance Policies;

           (xvii) each Permitted Contract which does not, by its terms, prohibit the assignment thereof as security in the manner contemplated herein or the assignment of which (as contemplated herein) would constitute a breach of or a default under such Permitted Contract;

          (xviii)    each Swap Agreement; and

            (xix)    any other agreement, commitment or
                     understanding executed by (or on behalf of)
                     Debtors in connection with the Facilities, the Properties or any of the Project Documents (other than Permitted Contracts not assigned pursuant to clause (xvii) above);

as each such document may be amended, supplemented or otherwise modified from time to time (said documents, as amended, supplemented or modified, being individually referred to herein as an "Assigned Agreement" and collectively referred to herein as the "Assigned Agreements"), including, without limitation, (1) all rights of Debtors to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of Debtors to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (3) all claims of Debtors for damages arising out of or for breach of or default under the Assigned Agreements and (4) all rights of Debtors to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; provided, however, unless an Event of Default shall have occurred and be continuing, Debtors may exercise all rights, interests and benefits under the Assigned Agreements in any lawful manner not inconsistent with this Security Agreement, the Credit Agreement or any of the other Loan Instruments;

          (B) (i) the Accounts (and any sub-accounts opened within any Account) and each cash collateral account or other bank account, if any, established by Lead Agent (and designated by Lead Agent as an Account) on behalf of Debtors in connection with the Loan Instruments, all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Accounts or any other bank account, including, without limitation, all credit balances therein, any and all funds, cash, investments, instruments and securities at any time on deposit in the Accounts or any other bank account, and any and all interest and dividends or other income derived from any such monies, credit balances, funds, cash, investments, instruments and securities, and (ii) all statements, certificates, passbooks and instruments representing the Accounts and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Accounts or any other bank account;

          (C) All automobiles, trucks, boats and other rolling stock or moveable personal property ("Rolling Stock"), including Rolling Stock for which the title thereto is evidenced by a certificate of title issued by the United States or a state which permits or requires a lien thereon to be evidenced upon such certificate, in which Debtors now or at any time in the future may have an interest. In connection therewith, Debtors shall notify Lead Agent before acquiring any such Rolling Stock, and provide Lead Agent with (1) all lien entry forms and similar documents, duly completed, executed and acknowledged, (2) the certificates of title to such Rolling Stock and (3) such other information or documents, in each case, to the extent required or reasonably desirable in order to enable Lead Agent to perfect its lien on such Rolling Stock for the equal and ratable benefit of the Secured Parties. Upon execution of such lien entry forms and other documents by Lead Agent, Debtors shall, at their expense, cause such lien entry forms and other documents to be presented to the appropriate authorities in order to perfect Lead Agent's lien on such Rolling Stock for the equal and ratable benefit of the Secured Parties;

          (D) To the extent permitted by law, all authorizations, consents, approvals, waivers, exemptions, variances, registrations, leases, tariffs, certifications, franchises, permissions, permits and licenses now or hereafter of, and filings and declarations now or hereafter with, and rulings now or hereafter by, any Governmental Authority (including, without limitation, the QF Certificates), including those with respect to the reconstruction, repair, alteration, addition, improvement, replacement, use, operation or management of the Facilities and the Properties (including, without limitation, all Government Approvals now or hereafter held in the name or for the benefit of Debtors) (collectively, the "Permits"); provided that any of the Permits which by their terms or by operation of law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Security Agreement to the extent necessary to avoid such voidness, violability, terminability or revocability;

          (E) All equipment, machinery, apparatus, installations, facilities and other tangible property (the "Equipment") in which Debtors have an interest on the date hereof which is or hereafter acquired by Debtors;

          (F) All accounts (other than the Accounts) now or wereafter owned by Debtors, including, without limitation, any and all of Debtors' currently existing and future accounts receivable and contract rights and all agreements, rights, interests, inventory, goods, chattel paper, documents, instruments, general intangibles, fixtures, trade fixtures, consumer goods, money and other assets owned by Debtors on the date hereof or hereafter arising or acquired, including, without limitation, the improvements and equipment associated with the Properties and the Facilities, and designs, plans and specifications relating to the Properties and the Facilities owned by Debtors on the date hereof or hereafter acquired, all acid rain allowances under the Clean Air Act Amendments of 1990 and any implementing state Laws and any right, title or interest of Debtors under any insurance, indemnity, warranty or guaranty in respect of the Properties and the Facilities or of any of the foregoing and any rents, revenues, incomes and profits in respect of the Properties and the Facilities; and

          (G) To the extent not included in the foregoing, all Permitted Investments of Debtors and proceeds, products and accessions of and to any and all of the foregoing, including, without limitation, "proceeds," as defined in Section 9-306(1) of the Code, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the Collateral.

          It is the intention of the parties that the foregoing description of the Collateral be sufficient, together with the description of the Trust Property (as defined in the Deed of Trust), to enable Lead Agent on behalf of the Secured Parties to take possession of, or foreclose upon, all of the right, title and interest of Debtors in and to the Properties and the Facilities and any and all real property and personal property, tangible and intangible, used or usable in connection therewith, and to enable Lead Agent or its designee to operate, sell or otherwise dispose of the entire interest of Debtors in and to the Properties and the Facilities or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default (as defined below); provided, however, that all of the Collateral is hereby assigned to Lead Agent solely as security, and Lead Agent shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless Lead Agent so elects in writing consistent with its rights under this Security Agreement.

          (b) This Security Agreement secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):

          (i) payment and performance of each and every obligation, indebtedness, covenant and agreement of Debtors now or hereafter existing contained in the Credit Agreement and any of the other Loan Instruments, including, without limitation, any obligation to any of the Secured Parties pursuant to any Swap Agreement with a Secured Party, in each case whether for principal, interest, fees, expenses or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

          (ii) repayment or reimbursement of all sums advanced or to be advanced by the Secured Parties (or any of them) to or for the account of Debtors pursuant to the Letters of Credit;

          (iii) payment of all sums advanced in accordance herewith or in accordance with the other Security Documents by or on behalf of the Secured Parties (or any of them) to protect any of the collateral purported to be covered hereby or thereby, with interest thereon at a rate per annum equal to the Default Interest Rate from the date of demand therefor;

          (iv) performance of every obligation, covenant and agreement of Debtors contained in any agreement now or hereafter executed by Debtors which recites that the obligations thereunder are secured by this Security Agreement or any of the other Security Documents; and

          (v) payment of all sums, with interest thereon at a rate per annum equal to the Default Interest Rate from the date of demand therefor, that may become due and payable to or for the benefit of the Secured Parties (or any of them) pursuant to the terms of this Security Agreement or any of the other Security Documents;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of Debtors under any instrument now or hereafter evidencing or securing any of the foregoing.

          3. Delivery of Collateral; Perfection and Use of Accounts.

          (a) Delivery of Collateral. All sums of money, funds and cash, from time to time constituting the Collateral (other than the Project Account, the Pre-Funded Well Account and the New Well Reserve Account), together with all certificates, instruments, investments and securities representing or evidencing such Collateral, shall be delivered to, dealt with and held by Lead Agent pursuant to the terms of the Credit Agreement and the terms hereof; provided, however, all such sums, certificates, investments, securities or instruments representing or evidencing the Project Account, the Pre-Funded Well Account and the New Well Reserve Account shall be delivered to, dealt with and held by Bank of America, or another commercial bank reasonably acceptable to Lead Agent (the "Project Account Bank"), as agent for Lead Agent and the Secured Parties pursuant to the terms of the Credit Agreement and the Blocked Account Agreement. All such certificates, investments, securities and instruments shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Lead Agent.

          (b) Control over Accounts. (i) Lead Agent (on behalf of the Secured Parties) shall have exclusive possession of and sole dominion and control over the Debt Service Reserve Account.

          (ii) For the purpose of perfecting the Security
Interest of the Secured Parties in and to the Project Account, the Pre-Funded Well Account and the New Well Reserve Account and all funds, cash, investments, instruments and securities at any time on deposit in such Accounts, the Lead Agent (on behalf of the Secured Parties) has notified Bank of America pursuant to Section 9-302(1)(g) of the Uniform Commercial Code as in effect in the State of California that Borrowers have granted to the Lead Agent (on behalf of the Secured Parties), a Security Interest in the Pre-Funded Well Account, the New Well Reserve Account and the Project Account (the "Notice of Security Interest").


          4.   Representations, Warranties and Covenants.

          Debtors hereby represent, warrant and covenant as follows:

          (a) The Security Interest granted and created pursuant to this Security Agreement is a legal, valid and perfected first priority security interest in the Collateral, now owned by Debtors or hereafter acquired, prior and superior to all other
Liens (subject to Permitted Liens).

          (b) Debtors are the legal and beneficial owners of the Collateral in existence on the date hereof, and will be the sole legal and beneficial owners of the interest in the Collateral hereafter acquired by them, free and clear of all Liens, except for Permitted Liens.

          (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, any regulatory body or any other Person is required of Debtors with respect to the execution, delivery and performance of, or the grant of the Security Interest pursuant to, this Security
Agreement.

          (d) Debtors agree that from time to time, at their expense, Debtors will upon request by Lead Agent on behalf of the Secured Parties promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably advisable, or that Lead Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Lead Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, Debtors will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to Lead Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lead Agent and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as Lead Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby. Debtors hereby authorize Lead Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Debtors where permitted by law.

          (e) Debtors will keep and maintain at their own cost and expense complete records of the Collateral, reasonably satisfactory to Lead Agent. Debtors will furnish to Lead Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lead Agent may reasonably request, all in reasonable detail. Subject to Section 6.10 of the Credit Agreement, Lead Agent and the Secured Parties may inspect the Collateral at any reasonable time and upon reasonable prior notice, wherever located.

          (f) Debtors will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of Lead Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (g) Debtors shall notify Lead Agent promptly if any tangible items of Collateral, or any items that are to become Collateral, are to be stored for any length of time (other than temporary storage incident to transportation to the Project) in any location other than the Project. The notice shall specify, in such detail as is reasonably required by Lead Agent: (i) the items that are to be stored, (ii) the location at which such items are to be stored and the name and addresses of the owner and operator of the storage facility, (iii) the length of time that such items are to be stored at that location and (iv) the name of the Person or entity who is the owner of such items. If reasonably required by Lead Agent, Debtors shall execute additional security agreements, financing statements and other related documents, all in form reasonably satisfactory to Lead Agent, covering the items that are to be stored. If for any reason Lead Agent, on behalf and for the benefit of the Secured Parties, cannot perfect a first priority security interest in the items stored or to be stored, then upon instructions from Lead Agent, Debtors shall promptly transport such items to the Properties upon the request of Lead Agent. Upon instructions from Lead Agent, Debtors shall obtain such additional insurance on the Collateral stored at any location other than the Properties as Lead Agent reasonably deems necessary consistent with the requirements of the Credit Agreement to protect the Secured Parties' interests in the Collateral.

          5.   Chief Executive Office and Principal Place of
Business. Debtors' chief executive office and principal place of business and the place where Debtors' records concerning the Collateral are kept is:

               4365 Executive Drive
               San Diego, California  92121

          6.   Default.

          The occurrence of any Event of Default under the Credit
Agreement shall constitute an event of default ("Event of Default") hereunder.

          7.   Rights and Remedies Upon Event of Default.

          (a) Upon the occurrence and during the continuance of an Event of Default hereunder, Lead Agent, for the equal and ratable benefit of and on behalf of the Secured Parties, upon receiving consent of the Majority Lenders, may, and upon the request of the Majority Lenders, shall, do one or more of the following:

          (i) Declare, without presentment, demand, protest or notice of any kind, all of which Debtors hereby expressly waive, the entire amount of Debtors' Obligations to be
immediately due and payable, whereupon all of such
     Obligations declared due and payable shall be and become
immediately due and payable (provided that if, with respect      to
Debtors, an Event of Default occurs pursuant to Section      7.1(i)
of the Credit Agreement, the acceleration provided      for in this
Section 7(a)(i) shall be deemed to have been      made upon the
occurrence of such Event of Default without      declaration or any
other action by Lead Agent);

          (ii)  Subject to the terms of the Credit Agreement,
take all cash held by Lead Agent or by any Project Account
Bank as agent for Lead Agent and the Secured Parties
     (including any resulting from the liquidation of Permitted Investments) as Collateral, including any credit balances in
 the Accounts, and all cash proceeds received or receivable      by
Lead Agent or by any Project Account Bank as agent for      Lead
Agent for the Secured Parties in respect of the
     Collateral and, at the Majority Lenders' option, use such
 cash for such purposes as Lead Agent and the Majority
     Lenders deem appropriate and in the interest of the
     Facilities and/or the Properties and/or apply the same
(after payment of any amounts payable to Lead Agent pursuant
to Section 21 hereof), in whole or in part, for the equal      and
ratable benefit of the Secured Parties in satisfaction      of all
or any part of the Obligations (whether or not due      and
payable) in the manner specified in Section 7(b) hereof, unless otherwise agreed by the Majority Lenders in a writing delivered to Lead Agent;

          (iii) Upon notice to Debtors, which notice need not be in writing, make such payments and do such acts as Lead
Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security
     Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Secured Parties'
     Security Interest in or ownership of the Collateral;

          (iv) Foreclose this Security Agreement as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the
     Secured Parties by the Loan Instruments or the Project Documents either concurrently or in such order as Lead Agent may determine without affecting the rights or remedies to which the Secured Parties may be entitled under the Loan Instruments;

          (v) Require Debtors to, and Debtors hereby agree that they will, at their expense and upon request of Lead Agent forthwith, assemble all or part of the Collateral as
     directed by Lead Agent and make it available to Lead Agent at a place to be designated by Lead Agent which is reasonably convenient to all parties;

          (vi) Without notice or demand or legal process, enter upon any premises of Debtors and take possession of the
Collateral;

          (vii) Without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lead Agent's offices or elsewhere, at such time or times, for cash, on credit or
for future delivery, and at such price or prices and upon      such
other terms as Lead Agent may deem commercially
     reasonable.  Debtors agree that, to the extent notice of
sale shall be required by law, at least 10 days' notice to
Debtors of the time and the place of any public sale or the
time after which any private sale is to be made shall
     constitute reasonable notification.  At any sale of the
Collateral, if permitted by law, Lead Agent may bid (which      bid
may be, in whole or in part, in the form of cancellation      of
indebtedness) for the purchase of the Collateral or any
portion thereof for the account of Lead Agent (on behalf of
the Secured Parties).  Lead Agent shall not be obligated to
make any sale of Collateral regardless of notice of sale
having been given.  Lead Agent may adjourn any public or
private sale from time to time by announcement at the time      and
place fixed therefor, and such sale may, without further
notice, be made at the time and place to which it was so
adjourned. Debtors hereby waive, to the extent permitted by applicable law, any claims against Lead Agent arising by
reason of the fact that the price at which the Collateral,      or
any part thereof, may have been sold at a private sale      was
less than the price which might have been obtained at      public
sale or was less than the aggregate amount of the      Obligations,
even if Lead Agent accepts the first offer      received which Lead
Agent in good faith deems to be
     commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, Debtors shall have the burden of
proving that any such sale of the Collateral was conducted      in
a commercially unreasonable manner.  To the extent
     permitted by law, Debtors hereby specifically waive all
rights of redemption, stay or appraisal which they have or      may
have under any law now existing or hereafter enacted.       Debtors
authorize Lead Agent, at any time and from time to      time, to
execute, in connection with a sale of the
     Collateral pursuant to the provisions of this Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (viii) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

          (b) The proceeds of any sale or realization of the Collateral shall be applied as follows:

          (i)  To the repayment of the costs and expenses of
retaking, holding and preparing for the sale and the selling of the Collateral (including, without limitation reasonable
attorneys' fees and expenses and court costs) and the
     discharge of all assessments, encumbrances, charges or
liens, if any, on the Collateral prior to the lien hereof
(except any taxes, assessments, encumbrances, charges or      liens
subject to which such sale shall have been made);

          (ii) To the payment in full of the Obligations in accordance with the priority of application specified in
Section 2.10(b) of the Credit Agreement;

          (iii) If the Letters of Credit have been terminated, the Total Commitment has been terminated and all Obligations have been indefeasibly paid, satisfied and discharged in full, any surplus then remaining shall be paid to Debtors if they are lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.

          8.   Assignment of Permits; Etc.

          Debtors shall, upon the occurrence and during the continuance of an Event of Default at the request of Lead Agent, assign, transfer or otherwise furnish to Lead Agent or to any transferee of the interest of Lead Agent (to the extent so assignable or transferable), all of Debtors' rights and interest in, to and under all Governmental Approvals, offsets, allowances and similar rights issued under or in connection with applicable Laws (including, without limitation, laws, ordinances or regulations enacted or promulgated for the protection of the environment or the public health), including, without limitation, Governmental Approvals respecting air emissions (including air emission reduction, credits, offsets or allowances), wastewater discharge and solid or hazardous waste management, which are required from time to time to permit the Facilities to be operated in accordance with all applicable Laws. Upon the request of Lead Agent upon the occurrence and during the continuance of an Event of Default, Debtors agree to use their best efforts to have renewed or extended in the name of Lead Agent (or other Person operating the Facilities) or otherwise to obtain for Lead Agent (or such other Person) the benefits of all of the Governmental Approvals and other rights referred to in the immediately preceding sentence to the extent that such Governmental Approvals and other rights shall not be assignable or transferable.

          9.   Security Interest Absolute.

          All rights of Lead Agent and the Secured Parties hereunder, the Security Interest and all obligations of Debtors hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any of the Project Documents, Loan Instruments or any of the
     Collateral (including the Assigned Agreements) or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the
Obligations, or any other amendment or waiver of or any consent to any departure from any of the Project Documents, Loan Instruments or any of the Collateral or any other agreement or instrument related thereto (including the Assigned Agreements);

          (iii) any exchange, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

          (iv) to the fullest extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtors or any third party pledge or other than payment in full of the Obligations.

          10.  Lead Agent Appointed Attorney-in-Fact.

          Debtors hereby irrevocably constitute and appoint Lead Agent and any officer or agent thereof to act, upon the occurrence and during the continuance of an Event of Default, as Debtors' attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest and irrevocable), with full authority in the place and stead of Debtors and in the name of Debtors or otherwise, from time to time in Lead Agent's discretion, to take any action and to execute any and all documents and instruments which Lead Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

          (a) to receive, endorse and collect all instruments made payable to Debtors representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lead Agent for the purpose of collecting any and all of such dividends, payments or other distributions;

          (b)  to enforce any provision of any Assigned
Agreement;

          (c) to pay or discharge taxes and liens levied or placed on the Collateral; and

          (d) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to Lead Agent or as Lead Agent shall direct, (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (iii) to commence and prosecute any suits, action or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action or proceeding brought against Debtors with respect to any Collateral, (v) to settle, compromise or adjust any suit, action or proceeding described in clauses (iii) and (iv) above and, in connection therewith, to give such discharges or releases as Lead Agent may deem appropriate and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lead Agent were the absolute owner thereof for all purposes, and to do, at Lead Agent's option and at Debtors' expense, at any time, or from time to time, all acts and things which Lead Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effect the intent of this Security Agreement, all as fully and effectively as Debtors might do.

          Debtors hereby ratify all that Lead Agent shall do or cause to be done as Debtors' attorney-in-fact consistent with the foregoing. Debtors also authorize Lead Agent, upon the occurrence and during the continuance of an Event of Default, to communicate in its own name with any party to any Project Document at any time, with regard to any matter relating to such Project Document.

          11.  Lead Agent May Perform.

          Upon the occurrence and during the continuance of an Event of Default, Lead Agent, without releasing Debtors from any obligation, covenant or condition hereof, itself may make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as Lead Agent may deem necessary to protect, perfect or continue the perfection of the Secured Parties' Security Interest in the Collateral. Any costs or expenses incurred by Lead Agent in connection with the foregoing shall be governed by the Loan Instruments, constitute a part of the indebtedness secured by the Security Documents, shall bear interest at a rate per annum equal to the Default Interest Rate and be payable upon demand by Lead Agent.

          12.  Debtors Remain Liable.

          Anything herein to the contrary notwithstanding, Debtors shall remain liable under the Assigned Agreements and any other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed. The exercise by Lead Agent of any of the rights or remedies hereunder shall not release Debtors from any of their duties or obligations under the Assigned Agreements or any other agreements included in the Collateral, except to the extent Debtors are expressly released therefrom in writing. Neither Lead Agent nor any other Secured Party shall have any obligation or liability under the Assigned Agreements or any other agreements included in the Collateral by reason of this Security Agreement, nor shall Lead Agent or any other Secured Party be obligated to perform any of the obligations or duties of Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except to the extent Lead Agent or a Secured Party expressly assumes such obligations or duties in writing consistent with its rights under this
Security Agreement.

          13.  Reasonable Care.

          Lead Agent shall exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. Lead Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lead Agent accords or would accord collateral held by Lead Agent in similar transactions for its own account; provided that in respect of any Collateral constituting "instruments" or "chattel paper" under the Code, Lead Agent shall have no duty to preserve any rights therein against prior parties.

          Without limiting the generality of the foregoing and except as otherwise provided by applicable law, Lead Agent shall not be required to marshall any collateral, including, but not limited to, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of its rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Debtors (i) hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lead Agent's rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (ii) to the extent permitted by law, hereby irrevocably waive the benefits of all such laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

          14.  No Duty on Lead Agent's Part.

          The powers conferred on Lead Agent hereunder are solely to protect Lead Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lead Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          15.  Role of Lead Agent.

          The rights, duties, liabilities and immunities of Lead
Agent and its appointment and replacement hereunder shall be governed by Article 8 of the Credit Agreement.

          16.  Notices.

          All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be given and deemed to have been given in accordance with Section 9.1 of the Credit Agreement.

          17.  Other Remedies.

          The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Lead Agent, acting on behalf of all Secured Parties shall have all of the rights and remedies granted under the Credit Agreement and any other Loan Instrument and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against Debtors or any collateral under the Loan Instruments, at the sole discretion of Lead Agent. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release Debtors from their Obligations until payment in full of any deficiency has been made in cash.

          18. Absence of Fiduciary Relation. Lead Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Security Agreement or any other Loan Instrument, and no implied agreements, covenants or obligations with respect to Debtors, any Affiliate of Debtors or any other party to any of the Assigned Agreements shall be read into this Security Agreement against Lead Agent or any of the Secured Parties. Neither Lead Agent nor any of the Secured Parties in its and their capacity as such is a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to Debtors, any Affiliate of Debtors or any other party to any of the Assigned Agreements, except as otherwise specifically required by applicable law.

          19. Survival of Representations and Warranties. All agreements, representations and warranties made herein or incorporated by reference herein shall survive the execution and delivery of this Security Agreement and the other Loan Instruments and repayment of the Obligations, and shall be deemed to be material and to have been relied upon by Lead Agent and the Secured Parties, regardless of any investigation made by or on behalf of any Lead Agent and the Secured Parties.

          20.  Waiver.

          By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), Lead Agent, on behalf of the Secured
Parties, shall not be deemed to have waived any breach or default on the part of Debtors or to have released Debtors from any of their obligations secured hereby. No failure on the part of Lead Agent to exercise, and no delay in exercising (without also expressly waiving the same in writing), any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

          21.  Time of Essence.

          Time is of the essence with respect to this Security
Agreement and all of its provisions.

          22.  Binding Upon Successors.

          This Security Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto (subject to Section 6.22 of the Credit Agreement). In the event of any assignment or transfer by any Secured Party of any instrument evidencing all or any part of the Obligations, the holder of such instrument shall, subject to the Credit Agreement, be entitled to the benefits of this Security Agreement.

          23.  Captions.

          The captions, headings and table of contents used in this Security Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

          24.  Number and Gender.  Whenever used in this Security
Agreement, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          25.  Governing Law; Waiver of Trial by Jury.

          (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS OF SUCH STATE AS TO INTERPRETATION, ENFORCEMENT, VALIDITY,
CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, BUT EXCLUDING PERFECTION, WHICH SHALL BE GOVERNED BY THE LAWS OF THE
JURISDICTION RELEVANT THERETO.

          (b)  WITH REGARD TO THIS SECURITY AGREEMENT, EACH OF
DEBTORS AND LEAD AGENT HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY
IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

          26.  Amendment.

          This Security Agreement may not be amended, modified, supplemented, canceled or terminated, and no provision of this Security Agreement may be waived, except in accordance with Section
9.4 of the Credit Agreement.

          27.  Severability.

          Any provision of this Security Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived they are hereby waived by Debtors and Lead Agent to the full extent permitted by law so that this Security Agreement shall be deemed a valid, binding agreement, and the Security Interest created hereby shall constitute a continuing first lien on and first perfected security interest in the Collateral, in each case enforceable in accordance with its terms.

          28.  Secured Parties Not Liable.

          Neither this Security Agreement nor any action on the part of Lead Agent or the Secured Parties (other than an express written assumption) shall constitute an assumption by Lead Agent or the Secured Parties of any of the obligations of Debtors related to any of the Collateral, and Debtors shall continue to be liable for all such obligations whether incurred before or after an Event of Default.

          29.  Limitation of Recourse.

               The obligations of Debtors under this Security
Agreement are subject to the recourse limitations set forth in
Section 9.15 of the Credit Agreement.

          30.  Counterparts.

          This Security Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          31.  Continuing Assignment, Pledge and
               Security Interest.

          This Security Agreement shall create a continuing assignment, pledge and first priority security interest in the Collateral and shall remain in full force and effect for the benefit of Lead Agent and the Secured Parties until the Issuing Bank is no longer obligated to issue any Letter of Credit and has no liability under any Letter of Credit and all Obligations to be paid or performed by Debtors under the Loan Instruments have been paid and performed in full and the Total Commitments have terminated. Upon the happening of all such events, the Security Interest granted hereby shall terminate. In connection with such termination, Lead Agent shall execute such instruments of release to evidence such termination or expiration as Debtors shall reasonably request at Debtors' cost and expense.

          32.  Payments Set Aside.

          To the extent that Debtors or any other Person on behalf of Debtors makes a payment or payments to Lead Agent and/or any other Secured Party, or Lead Agent and/or any other Secured Party enforce their security interests or Lead Agent exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Security Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

          33.  Joint and Several Obligations.

               The obligations of the Debtors hereunder are joint and several.


          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first written above.


                            SALTON SEA POWER GENERATION L.P.

                            By:  SALTON SEA POWER COMPANY, the
                             general partner


                                 By:   /s/  Jon R. Peele
                                    Name:  Jon R. Peele
                                    Title:


                            SALTON SEA BRINE PROCESSING L.P.

                            By:  SALTON SEA POWER COMPANY, the
                             general partner


                                 By:  /s/  Wallace C. Dieckmann
                                 Name:  Wallace C. Dieckmann
                              Title:


                           CREDIT SUISSE, as Lead Agent


                                 By:  /s/  Bryon McGregor
                                    Name:  Bryon McGregor
                                    Title:


                                 By:  /s/  Louis Iaconetti
                                    Name:  Louis Iaconetti
                                    Title: Associate